UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6 , 2016

Simpson Manufacturing Co., Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13429	94-3196943
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5956 W. Las Positas Boulevard, Pleasanton, CA 94588
 (Address of principal executive offices)

(Registrant’s telephone number, including area code): (925) 560-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

NOTE ABOUT FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements relating to events or results that may occur in the future, including but not limited to, the Company’s future executive compensation arrangements or plans, and their projected impact on the Company’s future business, financial condition and results of operations, are forward-looking statements. Forward-looking statements generally can be identified by words such as “expect,” "will," "change," “intended,” “targeted,” “future,” and similar expressions. These statements are based on numerous assumptions and involve known and unknown risks, uncertainties and other factors that could significantly affect the Company's operations and may cause the Company’s actual actions, results, financial condition, performance or achievements to be substantially different from any future actions, results, financial condition, performance or achievements expressed or implied by any such forward-looking statements. Those factors include, but are not limited to, (i) general economic and construction business conditions; (ii) changes in market conditions; (iii) changes in regulations; (iv) actual or potential takeover or other change-of-control threats; (v) the effect of merger or acquisition activities; (vi) changes in the Company's plans, strategies, targets, objectives, expectations or intentions; and (vii) other risks, uncertainties and factors indicated from time to time in the Company's reports and filings with the U.S. Securities and Exchange Commission (the “SEC”) including, without limitation, most recently the Company's Annual Report on Form 10-K for the period ended December 31, 2015, under the heading "Item 1A - Risk Factors" and the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The Company does not intend, and undertakes no obligation to update or publicly release any revision to any such forward-looking statements, whether as a result of the receipt of new information, the occurrence of subsequent events, the change of circumstance or otherwise. Each forward-looking statement contained in this Current Report on Form 8-K is specifically qualified in its entirety by the aforementioned factors.

You are hereby advised to carefully read this Current Report on Form 8-K in connection with the important disclaimers set forth above prior to reaching any conclusions or making any investment decisions.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensation of Named Executive Officers

On December 6, 2016, the Compensation and Leadership Development Committee of our Board of Directors (the "Committee") approved certain 2017 compensatory arrangements for our named executive officers (the “Named Executive Officers”) set forth below.

Our Named Executive Officers are at-will employees. We do not have a written employment contract with any of them. We or each of the Named Executive Officers can terminate the employment relationship at any time, for any reason with or without cause.

Salary and Profit Sharing Trust Contributions

For each of our named executive officers set forth in the table below, we have set his or her respective annual salaries and expect to contribute to his or her respective profit sharing trust account for 2017, as follows:

		Estimated
	2017	Profit Sharing
	Salary	Trust Contribution{1}
Karen Colonias	$740,000	$27,000
President and Chief Executive Officer

Ricardo Arevalo	460,000	27,000
Chief Operating Officer, Simpson Strong-Tie Company Inc.

Roger Dankel	460,000	27,000
President of North American Sales, Simpson Strong-Tie Company Inc.

Brian J. Magstadt	500,000	27,000
Chief Financial Officer, Treasurer and Secretary

Jeffrey E. Mackenzie	350,000	27,000
Vice President

{1} If we employ him or her on December 31, 2017, or if he or she retires after reaching the age of 60 or older during 2017, we will contribute to his or her profit sharing trust account 10% of his or her salary, with a contribution limit of $27,000 for 2017, plus a pro rata share of forfeitures by other participants in our profit sharing trust program. The estimates in this table assume that no such forfeitures will occur. Of this 10% contribution, 7% will be paid in 2018, and 3% will be paid quarterly in the month following the last month of each calendar quarter of 2017.

The salary increases for each of the Named Executive Officers for 2017 represent a change in the mix of compensation with an increase in the fixed components, including salary and profit sharing trust contributions, an expected reduction in, and a cap on, the short–term variable component under the Executive Officer Cash Profit Sharing Plan, which, along with the expected equity awards in the form of restrict stock units to be issued for 2017 under the Company's 2011 Incentive Plan, adopted on April 26, 2011, and amended and restated on April 21, 2015, is intended to balance both short- and long-term incentives for our Named Executive Officers.

Executive Officer Cash Profit Sharing Plan

As a result of the amendments made to our Executive Officer Cash Profit Sharing Plan in October 2016 (the "Plan Amendments") that the Company announced in October 2016 (see the Company's current report on Form 8-K, dated October 19, 2

016), instead of making quarterly awards, the amended Executive Officer Cash Profit Sharing Plan allows the Committee to decide when awards will be made to the covered employees thereunder with respect to a fiscal year.

The Company expects to submit the Plan Amendments for stockholder approval during the Company’s 2017 annual meeting of stockholders and include the Plan Amendments in the Company’s 2017 proxy statement. If the Company’s stockholders approve the Plan Amendments, the amended Executive Officer Cash Profit Sharing Plan will apply to awards to be made after the end of fiscal year 2016. The first batch of periodic awards under the amended Executive Officer Cash Profit Sharing Plan is expected to be made after the first quarter of fiscal year 2017.

Under the amended Executive Officer Cash Profit Sharing Plan, the Committee bases the determination of periodic awards to a Named Executive Officer on an individual percentage of the amount (the “Qualified Financial Measures”) by which net profit, operating income or other objectively determinable financial reporting measures (which are expected to be further refined and specified when submitting the Plan Amendments for stockholder approval) of the entire company, or a branch or subsidiary thereof (applicable to such officer) for a particular period, exceed a qualifying level for the entire company, the officer’s relevant branch or the subsidiary, respectively, set by the Committee for that period.  The Committee determines the qualifying level (expected to be based on operating income) and each Named Executive Officer's individual percentage with respect to a specific period and bases the officers' individual percentages on their then-current job functions. With respect to each fiscal year, the Committee also sets a targeted level for the entire company, the branch or the subsidiary, respectively, and a Named Executive Officer’s individual percentage of the amount by which the annual targeted level exceeds the annual qualifying level is such officer’s targeted annual compensation under the Executive Officer Cash Profit Sharing Plan (the “Targeted Annual Payout”).

In addition, the Plan Amendments add an additional restriction that, with respect to a particular fiscal year, no award in excess of two times any Named Executive Officer’s Targeted Annual Payout for that year will be paid to such officer under the Executive Officer Cash Profit Sharing Plan. Any award under the Executive Officer Cash Profit Sharing Plan will be paid at such time as determined by the Committee; provided that all awards thereunder with respect to periods within a fiscal year shall be paid by March 15 of the succeeding fiscal year (as we expect to further limit the final payout date from March 31 to March 15 when submitting the Plan Amendments for stockholder approval).

The Targeted Annual Payment and the maximum amount of awards to be paid out for 2017 for each of our Named Executive Officers are as follows:

	2017 Targeted	2017 Maximum
	Annual Payout	Annual Payout
Karen Colonias	$740,000	$1,480,000
Ricardo Arevalo	230,000	460,000
Roger Dankel	230,000	460,000
Brian J. Magstadt	250,000	500,000
Jeffrey E. Mackenzie	175,000	350,000

The Committee also determined that, subject to the approval of the Plan Amendments by the Company’s stockholders at the Company’s 2017 annual meeting, with respect to fiscal year 2017, the awards under the Executive Officer Cash Profit Sharing Plan will be made through five payments, with each of the first four payments to be made quarterly and the last payment to be made at the end of 2017 (or thereafter by March 15, 2018). For each of the four quarters in 2017, a Named Executive Officer will receive the awards based on 50% of his or her applicable individual percentage of the respective quarterly Qualified Financial Measures. As for the last payment, the Named Executive Officer will receive the awards based on 50% of his or her applicable individual percentage of the annual Qualified Financial Measures for 2017. The net effect of such five payments is to reduce the amount of quarterly awards and proportionately increase the amount of awards to be made following the end of the year, with the year-end awards contingent upon achieving the Qualified Financial Measures for the entire year. The determination of the applicable Qualified Financial Measures and the applicable qualifying level for the first batch of periodic awards in 2017 will be made in the first quarter of 2017.

In the event that the Company’s stockholders do not approve the Plan Amendments, the Company’s current Executive Officer Cash Profit Sharing Plan, last amended on February 25, 2008, will continue in effect with respect to awards to be made after the end of fiscal year 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Simpson Manufacturing Co., Inc.
(Registrant)

DATE: December 12, 2016	By	/s/BRIAN J. MAGSTADT
Brian J. Magstadt
Chief Financial Officer

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